Exhibit 99.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-142417) of Xerox Corporation of our report dated June 29, 2009 relating to the financial statements of The Saving Plan of Xerox Corporation The Xerographic Division, Rochester Regional Joint Board on Behalf of Itself and other Regional Joint Boards, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
June 29, 2009